Exhibit 10.3

DATE [date]

[ ] (the “Subscriber”) - and –	(1)
Click Holdings Limited (力奇控股有限公司) (the “Company”)	(2)

SUBSCRIPTION AGREEMENT

relating to the subscription of new ordinary shares

in the capital of

Click Holdings Limited (力奇控股有限公司)

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made on [date].

BETWEEN:

(1)	[ ], an exempted company incorporated in the BVI with limited liability with its registered office situated at [ ] (“Subscriber”);

(2)	Click Holdings Limited (力奇控股有限公司), an exempted company incorporated in the BVI with limited liability with its registered office situated at [ ] (the “Company”, together with the Subscriber, the “Parties”);

WHEREAS:

(A)	As at the date of this Agreement, the Company has an authorised share capital of a maximum of 500,000,000 Shares of one single class of US$0.0001 par value.

(B)	The Company agrees to allot and issue and the Subscriber agrees to subscribe for the Subscription Shares at the Subscription Price and upon the terms and conditions set out in this Agreement (the “Subscription”).

(C)	It is intended that, upon Completion, the Company will be owned as to [ ]% of the enlarged share capital of the Company by the Subscriber.

(D)	The Subscriber understands and acknowledges that the Company intends to apply for the listing of the Shares on the NASDAQ (the “Proposed Listing”) and therefore may undergo the Reorganisation for the purpose of the Proposed Listing.

(E)	The parties hereto acknowledge that this Agreement is intended to create and constitute legally binding and enforceable obligations between the parties hereto and that the Subscription Price, whether in part or in full, forms part of the Company’s equity and once paid, shall be non-refundable, non-repayable and non-exchangeable for any other financial assets under any circumstances.

IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: In this Agreement, including its recitals, unless the context otherwise requires, the following words and expressions shall have the following meanings when used herein:

“Business Day”

a day (other than Saturday, Sunday, public or statutory holiday and days on which a tropical cyclone warning signal no. 8 or above or a black rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which licensed banks generally are open for business in Hong Kong throughout their normal business hours;

“BVI”	the British Virgin Islands;

“Companies Act”	the BVI Business Companies Act of the BVI, as amended, modified or supplemented from time to time;
“Completion”	completion of the Subscription in accordance with the provisions in Clause 4;

“Completion Date”	the date on which the Completion takes place, being such date as the parties hereto may agree in writing;

“Director(s)”	the director(s) of the Company;
“Encumbrance”

includes without any limitation, with respect to any asset, any option, right to acquire, right of pre-emption, any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, right of set-off, counterclaim, trust arrangement or other security or any equity or restriction (including any restriction imposed under the Companies Act), leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any or the same;

“Group”	the Company and its subsidiaries after completion of the Reorganisation;
“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;
“NASDAQ “	the Nasdaq Stock Market;
“PRC”	The People’s Republic of China;
“Reorganisation”	the corporate reorganisation of the Group in preparation for the Proposed Listing;
“Share(s)”	ordinary share(s) of par value US$0.0001 each in the share capital of the Company;
“Subscription Price”	the subscription price payable for the subscription of the Subscription Shares specified in Clause 3;
“Subscription Shares”	[ ] new Shares;
“United States”	the United States of America; and
“US$”	United States dollars, the lawful currency of the United States.

1.2	Interpretation: In this Agreement, including its recitals, unless otherwise defined or unless the context or subject matter otherwise requires:

(A)	any reference to Recitals or Clauses is a reference to the recitals and clauses of to this Agreement;

(B)	any reference to parties to this Agreement shall include their respective permitted assignees and successors;

(C)	the Recitals form part of this Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Agreement;

(D)	any reference to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time;

(E)	headings are inserted for convenience only and shall be ignored in construing this Agreement;

(F)	the singular includes the plural and vice versa, words importing gender or the neuter include both genders and the neuter;

(G)	any reference to dates or times is a reference to a date or time in Hong Kong;

(H)	any reference to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations, all forms of governmental body or authority, or any association or partnership (whether or not having a separate legal personality) of two or more of the foregoing;

(I)	any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as it may have been, or may be, amended, varied, novated or supplemented;

(J)	any reference to a document being “in the agreed terms” means that documents in the terms agreed between the parties hereto and, for the purpose of identification, signed by them or on their behalf, or such document in such other terms as may be agreed in writing by the parties hereto from time to time in substitution for or in variation of such document;

(K)	the rule known as the ejusdem generis rule shall not apply. Accordingly general words introduced or followed by the word “other” or “including” or “in particular” shall not be given a restrictive meaning because they are followed by particular examples intended to fall within the meaning of the general words; and

(L)	all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

2.	ISSUE OF SUBSCRIPTION SHARES

2.1	Subject to the terms and conditions contained in this Agreement, the Company shall allot and issue to the Subscriber, and the Subscriber shall, in reliance upon the representations, warranties and undertakings given by the Company herein, subscribe for, the Subscription Shares at the Subscription Price free from any Encumbrances and together with all rights and benefits attached to such Subscription Shares after the Completion Date pursuant to the terms of this Agreement. All Subscription Shares will be treated as fully paid shares when issued, subject to the terms of this Agreement and shall rank pari passu in all respects with the issued Shares as at the Completion Date.

2.2	Immediately after the Completion, the shareholding structure of the Company shall be as follows:-

Shareholder	Number of shares held		Percentage of shareholding held
Subscriber	[	]	[	]%
Other shareholders	[	]	[	]%

3.	CONSIDERATION

3.1	The Subscription Price for the Subscription Shares shall be in the sum of US$[ ].

3.2	The Subscription Price shall be paid in cleared funds and free from any set-off, lien, counterclaim or third party rights. At Completion, the Subscription Price shall be paid by the Subscriber by way of delivery to the Company, a cashier order issued by a licenced bank in Hong Kong or a cheque drawn in favour of the Company or fund transfer directly to a designated bank account of the Subscriber or as instructed by the Company in the following manner:

(i)	The first tranche of US$[ ] of the Subscription Price shall be paid on or before [ ]; and

(ii)	The second tranche of US$[ ] of the Subscription Price shall be paid on or before [ ].

4.	COMPLETION

4.1	Completion shall take place on the Completion Date.

4.2	At Completion, each party hereto shall fulfil all (or part only if mutually agreed in writing) of its obligations hereunder:

(A)	the Subscriber shall pay the balance of the Subscription Price pursuant to Clause 3.2;

(B)	the Subscriber shall deliver or cause to be delivered to the Company duly signed application for the allotment and issue of the Subscription Shares;

(C)	against performance by the Subscriber of its obligations under Clauses 4.2(A) and (B), the Company shall allot and issue the Subscription Shares to the Subscriber, promptly register without registration fee the Subscriber as the registered holder of the Subscription Shares and deliver or cause to be delivered to them definitive share certificate(s) in respect of the Subscription Shares subscribed by them.

All (or part only if mutually agreed in writing) of the obligations described under this Clause shall take place at the same time, so that in default of performance of any such transactions or any part thereof by either the Company or the Subscriber, the other party shall not be obliged to complete the Subscription (without prejudice to any other rights and remedies in respect of such default).

5.	EXPENSES

Each party hereto shall bear its own costs and expenses in connection with the negotiation, preparation and completion of this Agreement and the transactions contemplated hereunder. The Company will be responsible for paying all fees, duties, costs, charges and expenses incurred in connection with the issue of the Subscription Shares to the Subscriber.

6.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1	The Company hereby represents and warrants to the Subscriber that:

(A)	each member of the Group is duly incorporated/established and validly existing under its jurisdiction of incorporation/establishment;

(B)	the Company has the legal right and full power and authority to enter into and perform this Agreement and any other documents in connection with this Agreement and this Agreement is enforceable against the Company in accordance with its terms;

(C)	this Agreement constitutes valid, binding and enforceable obligations of the Company;

(D)	the creation, allotment and issue of the Subscription Shares will comply with all statutory requirements, including the Companies Act, or any other applicable regulatory body;

(E)	the creation, allotment and issue of the Subscription Shares does not violate any provision of the memorandum and articles of association (or other constitutional documents) of the Company;

(F)	the creation of the Subscription Shares and their allotment and issue pursuant to this Agreement will not cause any breach of any agreement or by which it and/or any of its subsidiaries is a party or by which it is or any of them is bound and will not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of, the Company and/or any of its subsidiaries and/or their respective board of directors;

(G)	the Subscription Shares will be allotted and issued pursuant to this Agreement free from all claims, charges, liens, Encumbrances and equities and will rank pari passu in all respects with the existing Shares together with all rights and entitlements accruing after the Completion Date and the right to receive all dividends or other distributions declared, paid or made or proposed to be made on such existing Shares at any time by reference to a record date falling on or after the Completion Date; and

(H)	there is no litigation, arbitration, administrative proceeding or other procedure for the resolution of dispute which is currently taking place, pending or to the knowledge of the Company threatened against the Company or the Company’s assets or revenue which may affect or prejudice Completion.

6.2	Each of the representations, warranties and undertakings given by the Company in this Clause 6 is without prejudice to the others of them and shall be construed independently of each other.

6.3	The representations, warranties and undertakings given by the Company in this Agreement shall be deemed to be repeated at Completion with reference to the facts then subsisting and shall remain in full force and effect notwithstanding Completion.

6.4	The Company hereby agrees and acknowledges that the Subscriber is entering into this Agreement in reliance on the Company’s representations and warranties under this Agreement.

7.	REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

7.1	The Subscriber hereby represents and warrants to the Company that:

(A)	the Subscriber is duly incorporated/established and validly existing under its jurisdiction of incorporation/establishment;

(B)	the Subscriber has the legal right and full power and authority to enter into and perform this Agreement and any other documents in connection with this Agreement and this Agreement is enforceable against the Subscriber in accordance with its terms;

(C)	this Agreement constitutes valid, binding and enforceable obligations of the Subscriber;

(D)	each of the Subscriber, its fund manager(s) and its trustee is independent of and not connected (as defined in the Listing Rules) with the director(s), shareholders or chief executives of the Company, the Company’s subsidiaries or any of their respective associates on or before the entering into of this Agreement; and

(E)	in the event dividend(s) in respect of any previous years’ profits is/are declared or paid after Completion, the Subscriber hereby unconditionally and irrevocably waives any and all entitlement to such dividend payments. This restriction shall cease to have effect from the date of listing.

7.2	Each of the representations, warranties and undertakings given by the Subscriber in this Clause 7 is without prejudice to the others of them and shall be construed independently of each other.

7.3	The representations, warranties and undertakings given by the Subscriber in this Agreement shall be deemed to be repeated at Completion with reference to the facts then subsisting and shall remain in full force and effect notwithstanding Completion.

7.4	The Subscriber hereby agrees and acknowledges that the Company is entering into this Agreement in reliance on the Subscriber’s representations and warranties under this Agreement.

8.	POST COMPLETION UNDERTAKINGS OF THE SUBSCRIBER

8.1	In view of the Proposed Listing and the Reorganisation, the Subscriber undertakes to the Company that after Completion, the Subscriber shall use its best endeavours to facilitate and complete the Proposed Listing as requested by the Group from time to time and that the Subscriber shall use its best endeavours to comply with all necessary disclosure requirements as required by any applicable rules and/or laws or NASDAQ or any supervisory or regulatory or governmental authority in connection with the Proposed Listing.

8.2	The Company has entered into this Agreement in reliance on the Subscriber’s post completion undertakings under this Agreement.

9.	INDEPENDENT LEGAL ADVICE

Each party acknowledges that David Fong & Co. has acted only for the Company in the transactions contemplated by this Agreement, and that the Subscriber has been expressly requested by David Fong & Co. to seek independent legal advice on this transaction as well as on this Agreement, yet the Subscriber confirm that it does not wish to seek independent legal advice.

10.	GENERAL PROVISIONS

10.1	Further Assurance: Each party hereto agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement and the transactions contemplated by it.

10.2	Entire Agreement: This Agreement (together with any document described in or expressed to be entered into in connection with this Agreement) constitutes the entire agreement between the parties hereto in relation to the transaction(s) referred to it or in them and supersedes any previous agreement between the parties hereto in relation to such transaction(s). It is agreed that:

(A)	no party has entered into this Agreement in reliance on any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement; and

(B)	except for any breach of an express representation or warranty under this Agreement, no party shall have any claim or remedy under this Agreement in respect of misrepresentation or untrue statement made by any other party, whether negligent or otherwise, and whether made prior to or after this Agreement, PROVIDED THAT this Clause shall not exclude liability for fraudulent misrepresentation.

10.3	Remedies Cumulative: Any right, power or remedy expressly conferred upon any party hereto under this Agreement shall be in addition to, not exclusive of, and without prejudice to all rights, powers and remedies which would, in the absence of express provision, be available to it; and may be exercised as often as such party considers appropriate.

10.4	Waivers: No failure, relaxation, forbearance, indulgence or delay of any party hereto in exercising any right or remedy provided by law or under this Agreement shall affect the ability of that party subsequently to exercise such right or remedy or to pursue any other rights or remedies, nor shall such failure or delay constitute a waiver or variation of that or any other right or remedy. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

10.5	Partial Invalidity: The parties hereto intend that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. If any particular provision or part of this Agreement shall be held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties hereto shall use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

10.6	Variation: No variation of any of the terms of this Agreement (or of any document described in or expressed to be entered into in connection with this Agreement) shall be effective unless such variation is made in writing and signed by or on behalf of each of the parties hereto. The expression “Variation” shall include any variation, supplement, deletion or replacement however effected.

10.7	Assignment: This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. No party shall take any steps to assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under or pursuant to this Agreement without the prior written consent of the other party. In the absence of the prior written consent of the party, this Agreement shall not be capable of assignment.

10.8	Counterparts: This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same agreement. Any party hereto may enter into this Agreement by executing any such counterpart.

10.9	Legal Relationship: The parties hereto are independent principals and no party is nor shall it hold itself out as the agent or partner of another, and no party shall have any authority to bind or incur any liability on behalf of any other party.

10.10	Punctual Performance: Time shall be of the essence of this Agreement.

10.11	Provisions to Survive Completion: All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

11.	NOTICES

11.1	Any notice to be given under this Agreement shall be in English and made in writing and may be delivered personally or sent by prepaid letter (airmail if overseas) or email. A notice shall be sent to the addressee (marked for the attention of the appropriate person) at its address or email address set out below or to such other address or email address as may be notified by such addressee to the other party from time to time for the purposes of this Clause.

11.2	The initial address and email address of each of the parties hereto for the purposes of this Clause are as follows:

to Subscriber:

Address: [                ]

Email: [                ]

For the attention of [                ]

to the Company:

Address: Unit 709, 7/F., Ocean Centre, 5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong

Email: [                 ]

For the attention of Mr. Chan Chun Sing

11.3	A notice shall be deemed to have been served:

(A)	if personally delivered, at the time of delivery;

(B)	if posted, if to an addressee within the same country, two (2) Business Days (or if to an addressee in a different country, five (5) Business Days, when it shall be sent airmail) after the envelope containing the notice was delivered into the custody of the postal authorities;

(C)	if communicated by email, at the time of transmission;

PROVIDED THAT where, in the case of delivery by hand or transmission by email, such delivery or transmission occurs after 4 p.m. (local time) on a Business Day or on a day which is not a Business Day in the place of receipt, service shall be deemed to occur at 9 a.m. (local time) on the next following Business Day in such place.

11.4	In proving service, it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody of postal authorities authorised to accept the same, or if sent by email, as recorded on the device from which the sender sent the email unless the sender receives an automated message that the email has not been delivered.

12.	GOVERNING LAW AND JURISDICTION

12.1	Governing Law: This Agreement (together with all documents referred to in it) shall be governed by and construed and take effect in accordance with the laws of Hong Kong (which each of the parties hereto considers to be suitable to govern the international commercial transactions contemplated by this Agreement).

12.2	Jurisdiction: With respect to any question, dispute, suit, action or proceedings arising out of or in connection with this Agreement (the “Proceedings”), each party hereto irrevocably:

(D)	submits to the non-exclusive jurisdiction of the courts of Hong Kong; and

(E)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

12.3	Service of Process: The Subscriber hereby irrevocably appoints [ ] of [ ] to receive, for and on their behalf, service of process in any Proceedings. The parties hereto agree that any such legal process shall be sufficiently served on the Subscriber if delivered to its process agent at its address specified in this Clause or at the process agent’s registered office or address for the time being in Hong Kong. If for any reason the Subscriber’s process agent is unable to act as such, the Subscriber shall promptly notify the Company forthwith and appoint a substitute process agent acceptable to the Company.

13.	CONFIDENTIALITY

13.1	Each of the parties hereto undertakes to the other that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

13.2	No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless announcement(s) and/or listing document is/are required pursuant to the applicable law and the regulations or the requirements of the Stock Exchange or any other regulatory body or authority.

EXECUTION PAGE

IN WITNESS whereof, the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by [ ] authorised signatory for and on behalf of [ ] in the presence of :	) ) ) ) ) )

SIGNED by Chan Chun Sing (陳振聲) authorised signatory for and on behalf of Click Holdings Limited (力奇控股有限公司) in the presence of :	) ) ) ) )